Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors / Trustees of
Hennessy Mutual Funds, Inc. and Hennessy Funds Trust:

We consent to the use of our report dated December 22, 2010 for Hennessy Cornerstone Growth Fund and Hennessy Cornerstone Growth Fund, Series II, incorporated herein by reference, and to the reference to our Firm under the heading “Experts” in the Registration Statement on Form N-14 under the Securities Act of 1933.

/s/ KPMG LLP

Milwaukee, Wisconsin
September 14, 2011